Exhibit 99.1
MERCANTILE BANCORP ANNOUNCES 2007 RESULTS
•	Assets surpass $1.6 billion, up 15%

•	Interest income up 26%

•	Total deposits increase 13%

•	Carmel, Ind. Loan Production Office Planned
Quincy Illinois, February 27, 2008 – Mercantile Bancorp, Inc. (AMEX: MBR) today reported unaudited financial results for the year ended December 31, 2007. The company reported preliminary 2007 fourth quarter and full year results on January 28, 2008.
Net income was $10.0 million, or $1.15 per share, on 8.7 million weighted average shares outstanding, compared with net income of $10.3 million, or $1.18 per share in 2006 on 8.8 million shares (adjusted for a 3-for-2 split in December 2007). In both years, the company realized gains from the sale of equity investments in startup banks. The pre-tax gains in 2006 were $4.3 million, compared with $2.7 million in 2007.
“While 2007 will be remembered as a trying year for the mega-banks, Mercantile emerged stronger, larger and financially healthier than ever,” said Ted T. Awerkamp, President and CEO. “We believe our historically prudent lending practices, high levels of customer care, and stability in our markets helped us avoid many of the problems faced by financial institutions nationwide.”
Interest income in 2007 rose to $96.0 million from $76.2 million in 2006, driven partially by a 40 percent interest income growth from real estate lending and 14 percent growth in interest from consumer loans.
“Our increased interest income was encouraging in a year of flat to declining interest rates and tight margins,” explained Awerkamp. “Commercial and real estate lending generated excellent returns. Agricultural and commercial land values in many of our served markets have increased, leading to borrowings from strong credits and reasonably healthy real estate markets.”
The chief executive noted Mercantile didn’t experience meaningful losses with defaulted real estate or commercial loans, though he acknowledged the economy has caused an increase in non-performing loans. The company has never made sub-prime loans, and was unaffected directly by issues related to those products, he added.
Non-interest income for 2007 was approximately $13.9 million – on-par with non-interest income in 2006. However, excluding the gains from the sale of equity investments, non-interest income rose significantly as customer service fees and income from the company’s growing equity brokerage and trust businesses grew year-over-year. Based on this success, the company is expanding asset management and brokerage capabilities throughout its banking network, Awerkamp said. This brokerage business established at one of Mercantile’s operating subsidiaries has flourished in the past two years.
“Individuals and businesses in the type of mid-sized communities we serve need asset and financial management services, but don’t always have a wide selection of skilled, professional advisors from which to choose,” he noted. “We can provide the highest quality service through a known and trusted brand. There are also many cross-selling opportunities between our banking and asset management businesses.”

Total interest expense was up 39 percent, with interest expense on deposits rising 35 percent. These increases were consistent with the growth in liabilities during the year. Non-interest bearing deposits, a low-cost source of funds for the bank, increased 20 percent. Awerkamp said the company throughout the year managed funds to minimize the impact of a changing interest rate environment on margins, but that the continuing inverted yield curve put pressure on margins.
2007 Highlights: Growth, Asset Quality, Managing Costs
Mercantile enhanced its visibility and competitive position when it closed the acquisition of HNB Financial Services, Inc. in September. That acquisition gave Mercantile five additional full-service bank locations in eastern Missouri, adding approximately $178 million in assets, plus $119 million in loans and $130 million in deposits, and a dedicated group of managers and employees. Management believes the acquisition should facilitate operating efficiencies, generate economies of scale and create higher loan limits that could lead to increased lending opportunities. By adding HNB Financial to Mercantile Bancorp’s group of core holdings, the company now has a continuous 100-mile presence from Quincy, Ill. in the north to St. Louis in the south.
Subject to final regulatory approval, the company plans to open a loan production office in Carmel, Ind., adjacent to the north side of Indianapolis. The company said its intent over time is to develop this office into a full service banking facility.
This loan production office will be an adjunct of Mercantile Bank, the company’s flagship bank. The office will focus on business lending. Carmel mirrors other communities Mercantile serves. The city has grown rapidly in the past 10 years. Since 1996, its population has doubled to 69,000 and it has tripled in physical size. Carmel has become a major business hub for central Indiana – its Meridian Corridor hosts the second largest concentration of office workers in Indiana and is home to numerous large corporate offices and small businesses.
The company recently announced plans to merge the operations of one of its core bank holdings, Farmers State Bank of Northern Missouri, into Mercantile Bank. The change is subject to regulatory approval and the plan is to complete the merger in second quarter 2008. “The strategy is consistent with our actions in 2006, when Mercantile consolidated the operations of five Illinois-chartered banks into two entities,” explained Awerkamp. “We made the moves to maintain a high level of customer service while reducing administrative, regulatory and compliance costs. We anticipate similar benefits for Farmers’ operations.”
Throughout 2007, the company continued to integrate back-office operations of all its banks for greater efficiency and lower costs. The company ended 2007 with an efficiency ratio of 69.8 percent. Awerkamp said the company’s goal in time is to achieve an efficiency ratio closer to 60 percent, but with the current growth strategies in play, that will take time. “The service required in community banking results in higher costs, and we won’t sacrifice service,” noted Awerkamp. “We will always seek cost efficiencies, though it will take some time to fully integrate HNB operations into Mercantile’s.”
Organic growth and the acquisition of HNB contributed to a $200 million gain in total assets, to $1.6 billion at December 31, 2007 from $1.4 billion at year-end 2006. The company’s loan portfolio grew to $1.2 billion at the close of 2007 compared with $1.0 billion at the end of 2006.
Due to the asset growth and the continuing soft economy, the company increased its loan loss provision toward the end of 2007, but at $3 million was still less than the 2006 loan loss provision of $3.9 million. Non-performing loans 90 days or more outstanding were $23.0 million at December 31, 2007 compared with $6.4 million the year before. In addressing the increase in non-performing loans, Awerkamp added, “We are continually monitoring our loan portfolio and are in close touch with customers. If the weakness continues, we stand well positioned to withstand the downturn.”

The company added three startup banks serving fast-growing markets and communities to its portfolio of equity investments. These present opportunities for Mercantile to generate noninterest income when these banks are acquired, or when and if Mercantile sells the investments. The company can also increase its stake or even consider an acquisition.
During 2007, Mercantile established equity positions in: Manhattan Bancorp, Inc., the holding company for Manhattan Bank, a community bank serving the South Bay section of Los Angeles County California; Brookhaven Bank, Atlanta, a bank focused primarily on serving the needs of businesses, professional organizations, and, to a lesser extent, retail-banking customers in the Georgia growth market; and, Solera National Bancorp, Inc., parent of Solera National Bank, headquartered in Lakewood, Colorado, a fast-growing suburb of Denver. Solera serves the needs of residents, small-to-medium-size businesses and licensed professionals in the Denver, Colorado market, while focusing on Denver’s rapidly growing Hispanic community.
2008 Outlook
“We remain disciplined in our loan review processes, balancing prudence and care with a willingness to continue to make loans to qualifying individuals and businesses,” said Awerkamp. “Our excellent customer relationships enable us to more effectively qualify new loans and to monitor existing loans. Our liquidity and strong capital position enabled us to continue lending to good credits when others were pulling back. We plan to continue this practice in 2008 while keeping a careful eye on the economies in our markets.
“We anticipate ongoing margin compression in 2008, although we manage funds to minimize being caught with a significant imbalance between long-term and short-term interest rates. Entering 2008, economic predictions uniformly projected a rather flat economy with continuing loan issues. Mercantile is not immune to potential isolated problems, although we feel confident in the high quality of our loan portfolios and assets. We definitely see opportunities for organic growth in 2008, but we want to maximize the value of what we have before considering any more acquisitions.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, three banks in Missouri and one bank in each of Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. In addition, the Company has minority investments in 10 community banks in Missouri, Georgia, Florida, North Carolina, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
Forward-Looking Statements
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
FINANCIAL TABLES FOLLOW

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2007	2006
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$76,059	$99,147
Securities	216,257	188,579
Loans held for sale	3,338	1,660
Loans, net of allowance for loan losses	1,188,757	1,021,043
Premises and equipment	42,003	25,693
Interest receivable	11,343	10,277
Cash surrender value of life insurance	24,248	18,143
Goodwill	43,934	32,120
Other	33,107	26,165

Total assets	$1,639,046	$1,422,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$1,319,459	$1,166,814
Short-term borrowings	45,589	26,338
Long-term debt	143,358	107,249
Interest payable	6,040	6,039
Other	6,971	6,531

Total liabilities	1,521,417	1,312,971

Minority Interest	9,446	9,198

Total stockholders’ equity	108,183	100,658

Total liabilities and stockholders’ equity	$1,639,046	$1,422,827

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended
	December 31,	December 31,
	2007	2006
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$83,848	$67,060
Securities:
Taxable	7,965	5,774
Tax exempt	1,830	1,783
Other	2,300	1,533

Total interest income	95,943	76,150

Interest Expense:
Deposits	44,771	33,071
Short-term borrowings	1,945	1,389
Long-term debt	6,745	3,954

Total interest expense	53,461	38,414

Net Interest Income	42,482	37,736

Provision for Loan Losses	2,969	3,914

Net Interest Income After Provision for Loan Losses	39,513	33,822

Noninterest Income:
Fiduciary activities	2,411	2,191
Brokerage fees	1,468	1,120
Customer service fees	4,136	3,610
Other service charges and fees	713	599
Net gains on loan sales	698	612
Net gains on sales of equity and cost method investments	2,775	4,318
Other	1,649	1,338

Total noninterest income	13,850	13,788

Noninterest Expense:
Salaries and employee benefits	23,253	18,254
Net occupancy expense	2,695	2,001
Equipment expense	2,494	1,777
Professional fees	1,993	1,782
Postage and supplies	1,085	941
Other	7,779	6,719

Total noninterest expense	39,299	31,474

Minority Interest	622	792

Income Before Income Taxes	13,442	15,344

Income Taxes	3,441	5,025

Net Income	$10,001	$10,319

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Twelve Months Ended
	December 31,	December 31,
	2007	2006
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA (1)
Basic Earnings Per Share	$1.15	$1.18
Weighted average shares outstanding	8,727,933	8,770,475
Cash dividends paid per share	$.24	$.21
Book value per share	$12.42	$11.50
Tangible book value per share (2)	$6.87	$7.59
Ending number of common shares outstanding	8,709,727	8,747,618

AVERAGE BALANCES
Assets	$1,471,155	$1,210,500
Securities	$201,784	$171,421
Loans (3)	$1,085,606	$907,671
Earning assets	$1,332,533	$1,117,566
Deposits	$1,187,828	$997,686
Interest bearing liabilities	$1,235,278	$994,919
Stockholders’ equity	$104,201	$95,216

END OF PERIOD FINANCIAL DATA
Net interest income	$42,482	$37,736
Loans (3)	$1,204,889	$1,033,316
Allowance for loan losses	$12,794	$10,613

PERFORMANCE RATIOS
Return on average assets	.68%	.85%
Return on average equity	9.60%	10.84%
Net interest margin	3.19%	3.38%
Interest spread	2.87%	2.95%
Efficiency ratio	70%	61%
Allowance for loan losses to loans (3)	1.06%	1.03%
Allowance as a percentage of non-performing loans	56%	166%
Average loan to deposit ratio	91%	91%
Dividend payout ratio	20.87%	17.80%

ASSET QUALITY
Net charge-offs	$1,914	$3,108
Non-performing loans	$23,003	$6,394
Other non-performing assets	$3,273	$361

(1)	Reflects 3-for-2 stock-split in December 2007

(2)	Net of goodwill and core deposit intangibles

(3)	Loans include loans held for sale and nonaccrual loans

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	December 31,	December 31,
	2007	2006
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$22,696	$19,041
Securities:
Taxable	2,113	1,693
Tax exempt	534	450
Other	439	678

Total interest income	25,782	21,862

Interest Expense:
Deposits	12,048	10,115
Short-term borrowings	544	250
Long-term debt	2,057	1,450

Total interest expense	14,649	11,815

Net Interest Income	11,133	10,047

Provision for Loan Losses	1,111	1,654

Net Interest Income After Provision for Loan Losses	10,022	8,393

Noninterest Income:
Fiduciary activities	677	719
Brokerage fees	377	250
Customer service fees	1,243	941
Other service charges and fees	194	139
Net gains on loan sales	183	157
Net gains on sales of equity method investments	466	2,849
Other	565	209

Total noninterest income	3,705	5,264

Noninterest Expense:
Salaries and employee benefits	6,138	4,968
Net occupancy expense	686	572
Equipment expense	613	459
Professional fees	554	418
Postage and supplies	302	259
Other	2,441	1,762

Total noninterest expense	10,734	8,438

Minority Interest	91	207

Income Before Income Taxes	2,902	5,012

Income Taxes	414	1,787

Net Income	$2,488	$3,225

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	December 31,	December 31,
	2007	2006
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA (1)
Basic Earnings Per Share	$.29	$.37
Weighted average shares outstanding	8,709,727	8,765,487
Cash dividends paid per share	$.06	$.05
Book value per share	$12.42	$11.50
Tangible book value per share (2)	$6.87	$7.59
Ending number of common shares outstanding	8,709,727	8,747,618

AVERAGE BALANCES
Assets	$1,624,131	$1,330,229
Securities	$221,992	$189,535
Loans (3)	$1,191,602	$973,880
Earning assets	$1,458,044	$1,219,234
Deposits	$1,306,281	$1,092,383
Interest bearing liabilities	$1,366,861	$1,095,486
Stockholders’ equity	$107,837	$100,443

END OF PERIOD FINANCIAL DATA
Net interest income	$11,133	$10,047
Loans (3)	$1,201,043	$1,033,316
Allowance for loan losses	$12,794	$10,613

PERFORMANCE RATIOS
Return on average assets	.61%	.96%
Return on average equity	9.15%	12.74%
Net interest margin	3.05%	3.30%
Interest spread	2.79%	2.86%
Efficiency ratio	72%	55%
Allowance for loan losses to loans (3)	1.06%	1.03%
Allowance as a percentage of non-performing loans	56%	166%
Average loan to deposit ratio	91%	.89%
Dividend payout ratio	20.69%	13.51%

ASSET QUALITY
Net charge-offs	$1,914	$3,108
Non-performing loans	$23,008	$6,394
Other non-performing assets	$3,273	$361

(1)	Reflects 3-for-2 stock-split in December 2007

(2)	Net of goodwill and core deposit intangibles

(3)	Loans include loans held for sale and nonaccrual loans
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